EXHIBIT (H) (XXV) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


                              THE HUNTINGTON FUNDS

                           Shareholder Services Plan

      This Shareholder Services Plan ("Plan"), as adopted on February 13, 2007, by the Board of Trustees of The Huntington Funds (the "Fund"), a Delaware business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Fund set forth in exhibits hereto.

1.    This  Plan  is  adopted to allow the Fund to make payments as contemplated
herein  to  obtain  certain   personal  services  for  shareholders  and/or  the
maintenance of shareholder accounts ("Services").

2. This Plan is designed to compensate broker/dealers and other participating financial institutions and other persons ("Providers") for providing services to the Fund and its shareholders. In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee in respect of the Classes set forth on the applicable exhibit, computed at the annual rate not to exceed .25 of 1% of the average aggregate net asset value of the shares of such Classes of the Fund held during the month.

3. Any payments made by the Funds to any Provider pursuant to this Plan will be made pursuant to the Mutual Fund Sales and Service Agreement or a "Shareholder Services Agreement" entered into by or on behalf of the Fund and the Provider.

4. The Fund has the right (i) to select, in its sole discretion, the Providers to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Shareholder Services Agreement.

5. Quarterly in each year that this Plan remains in effect, the Board of Trustees of the Fund shall receive and review a written report of the amounts expended under the Plan.

6.    This Plan shall  become  effective   with  respect to each Class (i) after
approval by majority votes of the Fund's Board of Trustees; and (ii) upon execution of an exhibit adopting this Plan.

7. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Fund.

8. This Plan and any related agreements may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Trustees; or (b) a vote of a majority of the outstanding voting securities of the Fund as defined in Section 2(a)(42) of the Act.

9. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

10. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.




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


      Witness the due execution hereof this 30th day of April, 2007.

                                     THE HUNTINGTON FUNDS


                                     By:  /s/ George M. Polatas
                                     Name: George M. Polatas
                                     Title:Vice President




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


Huntington Real Asset Fund's name changed to Huntington Real Strategies Fund - 5/1/07

                                   EXHIBIT A
                        to Shareholder Services Plan of
                       The Huntington Funds (the "Fund")

                        FUND NAME                                                        SHARE CLASS
Huntington Dividend Capture Fund                           Investment A Shares, Investment B Shares, Trust Shares
Huntington Fixed Income Securities Fund                    Investment A Shares, Investment B Shares, Trust Shares
Huntington Florida Tax-Free Money Fund                     Investment A Shares, Trust Shares
Huntington Growth Fund                                     Investment A Shares, Investment B Shares, Trust Shares
Huntington Income Equity Fund                              Investment A Shares, Investment B Shares, Trust Shares
Huntington Intermediate Government Income Fund             Investment A Shares, Investment B Shares, Trust Shares
Huntington International Equity Fund                       Investment A Shares, Investment B Shares, Trust Shares
Huntington Macro 100 Fund                                  Investment A Shares, Investment B Shares, Trust Shares
Huntington Michigan Tax-Free Fund                          Investment A Shares, Investment B Shares, Trust Shares
Huntington Mid Corp America Fund                           Investment A Shares, Investment B Shares, Trust Shares
Huntington Money Market Fund                               Investment A Shares, Investment B Shares, Interfund Shares, Trust Shares
Huntington Mortgage Securities Fund                        Investment A Shares, Investment B Shares, Trust Shares
Huntington New Economy Fund                                Investment A Shares, Investment B Shares, Trust Shares
Huntington Ohio Municipal Money Market Fund                Investment A Shares, Trust Shares
Huntington Ohio Tax-Free Fund                              Investment A Shares, Investment B Shares, Trust Shares
Huntington Real Asset Fund                                 Investment A Shares, Investment B Shares, Trust Shares
Huntington Rotating Markets Fund                           Investment A Shares, Investment B Shares, Trust Shares
Huntington Short/Intermediate Fixed Income Securities Fund Investment A Shares, Investment B Shares, Trust Shares
Huntington Situs Small Cap Fund                            Investment A Shares, Investment B Shares, Trust Shares
Huntington U.S. Treasury Money Market Fund                 Investment A Shares, Trust Shares
Huntington VA Dividend Capture Fund                        Undesignated
Huntington VA Growth Fund                                  Undesignated
Huntington VA Income Equity Fund                           Undesignated
Huntington VA International Equity Fund                    Undesignated
Huntington VA Macro 100 Fund                               Undesignated
Huntington VA Mid Corp America Fund                        Undesignated
Huntington VA Mortgage Securities Fund                     Undesignated
Huntington VA New Economy Fund                             Undesignated
Huntington VA Rotating Markets Fund                        Undesignated
Huntington VA Situs Small Cap Fund                         Undesignated


                                     THE HUNTINGTON FUNDS


                                     By:  /s/ George M. Polatas
                                     Name: George M. Polatas
                                     Title:Vice President
Dated:  April 30, 2007